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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported)   August 8, 1995


                  NATIONAL CONVENIENCE STORES INCORPORATED
             (Exact name of registrant as specified in its charter)


           Delaware              1-7936                    74-1361734
         --------------        -----------          -----------------------
         (State or other       (Commission              (IRS employer
         jurisdiction of       file number)           identification no.)
         incorporation)



    100 Waugh Drive, Houston, Texas                           77007
    --------------------------------------                --------------
   (Address of principal executive offices)                 (Zip code)


     Registrant's telephone number, including area code    (713) 863-2200
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Item 5.  Other Events.

National Convenience Stores Incorporated (the "Company") recently received an unsolicited cash acquisition proposal at $17.00 per share from The Circle K Corporation ("Circle K"). The Board of Directors is in the process of evaluating the offer and has engaged Merrill Lynch & Co. to undertake an in depth evaluation of the offer for the Company.

On August 10, 1995, the Board of Directors of the Company adopted an amendment to the Company's Restated By-Laws. The Restated By-Laws, as amended (the "By-Laws"), provide that any change in the number of directors must be approved by 75% of the shares entitled to vote at a meeting of stockholders. The By-Laws are filed as an exhibit hereto.

On August 11, 1995, the Company received from Circle K a proposal to amend the By-Laws to increase the number of directors to 17, to rescind certain amendments to the By-Laws and to elect nine persons for election as directors at the Company's 1995 annual meeting. The Company also received from a stockholder of the Company the nomination of four persons for election as directors at the 1995 annual meeting. The Board of Directors intends to fix the date for the Company's 1995 annual meeting later this year once it determines the most appropriate date in view of emerging circumstances.

Each of the foregoing events is described in the press release filed as an exhibit hereto.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

Exhibit
Number                    Identification of Exhibit
-------                   -------------------------

  3.1            Restated By-Laws, as amended.

 99.1            Press release dated August 14, 1995.








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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NATIONAL CONVENIENCE STORES INCORPORATED



                                     By:____________________________________
                                                  A. J. Gallerano
                                               Senior Vice President
                                                and General Counsel


Dated:  August 14, 1995










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                                EXHIBIT INDEX

Exhibit
Number                Identification of Exhibit
-------               -------------------------

  3.1            Restated By-Laws, as amended.

 99.1            Press release dated August 14, 1995.